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                                                                   Exhibit 23.5


                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.





         We hereby consent to the use of our letter to the Board of Directors of Regent Bancshares Corp. to be included as an exhibit in the Form S-4 Registration Statement, and to all references to our firm in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.




May 21, 1998



By: /s/ Frederick W. Wassmundt
    ---------------------------------
    Frederick W. Wassmundt
    Vice President